KELLERWILLIAMS.
REALTY

[redacted]

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CP40-6-18) (Mandatory 1-19)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

COUNTERPROPOSAL

Date: ***9/1/2021***

1. This Counterproposal supersedes and replaces any previous counterproposal. This Counterproposal amends the proposed contract dated ***8/30/2021*** (Contract), between [redacted] (Seller), and ***Arrived Holdings, Inc.*** (Buyer), relating to the sale and purchase of the f[redacted]cribed real estate in the County of ***Arapahoe***, Colorado:
Lot 15, Block 3, Copperleaf Filing No. 11, County of Arapahoe, State of Colorado, according to the plat thereof recorded October 11, 2017 under Reception No. D711567
known as No. ***4669 S Odessa Street, Aurora, CO 80015*** (Property).

NOTE: If the table is omitted, or if any item is left blank or is marked in the "No Change" column, it means no change to the corresponding provision of the Contract. If any item is marked in the "Deleted" column, it means that the corresponding provision of the Contract to which reference is made is deleted.

2. **§3.1 Dates and Deadlines.** [**Note:** This table may be omitted if inapplicable.]

Item No.	Reference	Event	Date or Deadline		No Change	Deleted
1	§ 4	Alternative Earnest Money Deadline			☒	
		Title				
2	§ 8.1, § 8.4	Record Title Deadline			☒	
	§ 8.2, § 8.4	Record T tle Objection Deadl ne			☒	
4	§ 8.3	Off-Record Title Deadline			☒	
5	§ 8.3	Off Record Title Objection Deadl ne			☒	
6	§ 8.5	Title Resolution Deadline			☒	
7	§ 8.6	Right of First Refusal Deadline			☒	
		Owners' Association				
8	§ 7 2	Association Documents Deadline			☒	
9	§ 7.4	Association Documents Termination Deadline			☒	
		Seller s Disclosures				
10	§ 10.1	eller's Property Disclosure Deadl ne			☒	
11	§ 10.10	Lead-Based Paint Disclosure Deadline CBS 1, 2, F1			☒	
		Loan and Credit				
12	§ 5.1	Loan Application Deadline			☒	
13	§ 5 2	Loan Termination Deadline			☒	
14	§ 5.3	Buyer's Credit Information Deadline			☒	
15	§ 5	Disapproval of Buyer's Credit Information Deadline			☒	
16	§ 5.4	Existing Loan Documents Deadline			☒	
17	§ 5 4	Existing Loan Documents Termination Deadline			☒	
18	§ 5.4	Loan Transfer Approval Deadline			☒	
19	§ 4 7	Seller or Private Financing Deadline			☒	
		Appraisal				
20	§ 6.2	Appraisal Deadline			☒	
21	§ 6.2	Appraisal Objection Deadline			☒	
22	§ 6.2	Appraisal Resolution Deadline			☒	
		Survey				
23		New ILC or New Survey Deadline				

[redacted]

	§ 9.1				☒	
24	§ 9.3	New ILC or New urvey Objection Deadl ne			☒	
25	§ 9.3	New ILC or New Survey Resolution Deadline			☒	
		Inspection and Due Diligence				
26	§ 10.3	Inspection Objection Deadline			☒	
27	§ 10	Inspection Termination Deadline			☒	
28	§ 10.3	Inspection Resolution Deadline			☒	
29	§ 10 5	Property Insurance Termination Deadline			☒	
30	§ 10.6	Due Diligence Documents Delivery Deadline			☒	
31	§ 10 6	Due Diligence Documents Objection Deadline			☒	
32	§ 10.6	Due Diligence Documents Resolution Deadline			☒	
33	§ 10 6	Environmental Inspection Objection Deadline CBS2, 3, 4			☒	
34	§ 10.6	ADA Evaluation Objection Deadline CBS2, 3, 4			☒	
35	§ 10 7	Conditional Sale Deadline			☒	
36	§ 10.10	Lead-Based Paint Termination Deadline CBS 1, 2, F1			☒	
37	§ 11 1, 11 2	Estoppel Statements Deadline CBS2, 3, 4			☒	
38	§ 11.3	Estoppel Statements Termination Deadline CBS2,3,4			☒	
		Closing and Possession				
9	§ 12.3	Clos ng Date			☒	
40	§ 17	Possession Date			☒	
41	§ 17	Possession T me			☒	
42					☒	
4					☒	

3 **§ 4 PURCHASE PRICE AND TERMS** **[Note** Thi table may be deleted if inapplicable]

The Purchase Price set forth below is payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4.1	Purchase Price	***$535,000.00***	
2	§ 4.3	Earnest Money		***$10,000.00***
3	§ 4 5	New Loan		
4	§ 4.6	Assumption Balance		
5	§ 4.7	Private Financing		
6	§ 4.7	Seller Financing		
7				
8				
9	§ 4.4	Cash at Closing		***$525,000.00***
10		**TOTAL**	***$535,000.00***	***$535,000.00***

4. **ATTACHMENTS.** The following are a part of this Counterproposal:

Note: The following documents have been provided but are **not** a part of this Counterproposal:

5. **OTHER CHANGES.**

Re: Section 4.3 Earnest Money: Earnest Money to be payable to and held by Fidelity National Title

Re: Section 30: Additional Provisions: "Buyer and Seller agree to use [redacted] for Title Insurance Purposes" is deleted. Buyer and seller agree [redacted]

Re: Section 30 Additional Provisions: Buyer and buyer`s agent acknowledge that Listing Agent [redacted] is related to the seller.

34 **6. ACCEPTANCE DEADLINE.** This Counterproposal expires unless accepted in writing by Seller and Buyer as evidenced by their signatures below and the offering party to this document receives notice of such acceptance on or before ***September 1, 2021 2 00 pm MDT***.
Date Time

35

36 If accepted, the Contract, a amended by thi Counterproposal, will become a contract between Seller and Buyer All other term and condition of the Contract remain the ame

37

38 [redacted]e: ***9/1/2021***
Sell[redacted]
Add[redacted]

39

40 Seller Date

41 Address:

42

43 [redacted] Date: ***9/1/2021***
Buyer ***Arrived Holdings, Inc.***
By: [redacted]
Addres

44

45 Buyer: ____ Date: ___________

46 Address:

47 **Note:** When this Counterproposal form is used, the Contract is **not** to be signed by the party initiating this Counterproposal. Brokers must complete and sign the Broker's Acknowledgments and Compensation Disclosure portion of the Contract.